Exhibit 32
Wheeler Real Estate Investment Trust, Inc.
Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Wheeler Real Estate Investment Trust, Inc. (the “Company”) on Form 10-Q for the three and six months ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, M. Andrew Franklin, Chief Executive Officer of the Company, and I, Patrick Gundlach, Chief Accounting Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 6, 2026
/s/ M. Andrew Franklin
M. Andrew Franklin
Chief Executive Officer and President

/s/ Patrick Gundlach
Patrick Gundlach
Chief Accounting Officer